UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 22, 2009

ALTRIA GROUP, INC.

(Exact name of registrant as specified in its charter)

Virginia	1-8940	13-3260245
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

6601 West Broad Street, Richmond, Virginia	23230
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (804) 274-2200

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02.	Results of Operations and Financial Condition.

On July 22, 2009, Altria Group, Inc. (“Altria”) is holding a live conference call to review its financial results for the quarter ended June 30, 2009.

In connection with the call, Altria is furnishing to the Securities and Exchange Commission the text of remarks by Michael E. Szymanczyk, Altria’s Chairman and Chief Executive Officer, David R. Beran, Altria’s Executive Vice President and Chief Financial Officer and Clifford B. Fleet, Vice President, Investor Relations of Altria Client Services Inc., attached as Exhibit 99.1 to this Current Report on Form 8-K and incorporated by reference herein.

In accordance with General Instruction B.2 of Form 8-K, the information in this Current Report on Form 8-K, including Exhibit 99.1 hereto, shall not be deemed “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that section. The information in this Current Report shall not be incorporated by reference into any filing or other document pursuant to the Securities Act of 1933, as amended, except as shall be expressly set forth by specific reference in such filing or document.

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits

99.1	Remarks by Michael E. Szymanczyk, Chairman and Chief Executive Officer, Altria Group, Inc., David R. Beran, Executive Vice President and Chief Financial Officer of Altria Group, Inc. and Clifford B. Fleet, Vice President, Investor Relations of Altria Client Services Inc., dated July 22, 2009 (furnished pursuant to Item 2.02)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ALTRIA GROUP, INC.

By:	/s/ Sean X. McKessy
Name:	Sean X. McKessy
Title:	Corporate Secretary

DATE: July 22, 2009

EXHIBIT INDEX

Exhibit No.	Description

99.1	Remarks by Michael E. Szymanczyk, Chairman and Chief Executive Officer, Altria Group, Inc., David R. Beran, Executive Vice President and Chief Financial Officer of Altria Group, Inc. and Clifford B. Fleet, Vice President, Investor Relations of Altria Client Services Inc., dated July 22, 2009 (furnished pursuant to Item 2.02)